Exhibit 5.1

                      McGuire, Woods, Battle & Boothe LLP
                                One James Center
                               Richmond, VA 23219



                               September 28, 1998



Heilig-Meyers Company
12560 West Creek Parkway
Richmond, Virginia 23238

                     Re: Registration Statement on Form S-3
                         666,667 Shares of Common Stock

Ladies and Gentlemen:

         In connection with the registration of 666,667 shares of common stock, par value $2.00 per share (the "Common Stock"), of Heilig-Meyers Company, a Virginia corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), and the offering of such Common Stock as described in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

         In connection with this opinion, we have relied, among other things, upon our examination of such records of the Company and certificates of officers of the Company and of public officials as we have deemed appropriate.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

         1. The Company is duly organized and validly existing under the laws of the Commonwealth of Virginia; and

         2. The shares of Common Stock registered pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

         3. All corporate actions required under the laws of the Commonwealth of Virginia have been taken for the Rights to Purchase Preferred Stock, Series A, $10.00 par value, of the Company attached in equal numbers to the shares of Common Stock under the Registration Statement to be validly issued.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us under the heading relating to the validity of the shares of Common Stock in the


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Heilig-Meyers Company
September 28, 1998
Page 9


Registration Statement (including the applicable Prospectus relating to such shares). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,


                                /s/ McGuire, Woods, Battle & Boothe LLP